Exhibit 3.552
(Profit Domestic Corporation)
ARTICLES OF INCORPORATION
OF
WHITE’S TRUCKING & SANITARY LANDFILL, INC.
(Name of Corporation)
     These Articles of Incorporation are signed by the incorporator(s) for the purpose of forming a profit corporation pursuant to the provisions of Act 284, Public Acts of 1972, as follows:
ARTICLE I.
     The name of the corporation is White’s Trucking & Sanitary Landfill, Inc.
ARTICLE II.
     The purpose or purposes for which the corporation is organized is to engage in any activity within the purposes for which corporations may be organized under the Business Corporation Act of Michigan.
          To provide a garbage and trash collection service for the City of Manistee and surrounding Townships; to provide this service through pick-up and disposal of refuse at site or sites to be owned by the corporation; to do any and all things permitted by profit corporations of this State necessary and incidental to the above purposes.
ARTICLE III.
(Use the following if the shares are to consist of one class only.)
     The total authorized capital stock is:
     (1) Common shares        50,000           Par Value $1.00 per share
                                        (No. of Shares)
OR (2) Common shares                                without par value.
                                           (No. of Shares)

ARTICLE IV.
ARTICLE V.
     The address of the initial registered office is:

2121 Hill Road	Manistee	,	Michigan	49660

(No. and Street)	(Town or City)			(Zip Code)
     The mailing address of the initial registered office is (need not be completed unless different from the above address):

2121 Hill Road	Manistee	,	Michigan	49660

(No. and Street)	(Town or City)			(Zip Code)
     The name of the initial resident agent at the registered office is: Lauren T. White
ARTICLE VI.
     The name(s) and address(es) of the incorporator(s) are as follows:

Name	Residence or Business Address
Lauren T. White	2121 Hill Road, Manistee, Michigan	49660

Annette M. White	2121 Hill Road, Manistee, Michigan	49660

ARTICLE VII.
     OPTIONAL (Delete Article VII if not applicable.
     When a compromise or arrangement or a plan of reorganization of this corporation is proposed between this corporation and its creditors or any class of them or between this corporation and its shareholders or any class of them, a court of equity jurisdiction within the state, on application of this corporation or of a creditor or shareholder thereof or on application of a receiver appointed for the corporation, may order a meeting of the creditors or class of creditors or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or reorganization, to be summoned in such manner as the court directs. If a majority in number representing 3/4 in value of the creditors or class of creditors, or of the shareholders or class of shareholders to be affected by the proposed compromise or arrangement or a reorganization, agree to a compromise or arrangement or a reorganization of this corporation as a consequence of the compromise or arrangement, the compromise or arrangement and the reorganization, if sanctioned by the court to which the application has been made, shall be binding on all the creditors or class of creditors, or on all the shareholders or class of shareholders and also on this corporation.
ARTICLE VIII.
     (Here insert any desired additional provisions authorized by the Act)
     IN WITNESS WHEREOF, the undersigned the incorporator(s) of the above-named corporation, has (have) hereunto signed these Articles of Incorporation on this 30th day of May, 1973.

Lauren T. White

Annette M. White

(See Instructions on Reverse Side)

MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU
Date received
JAN 25 1980
(See Instructions on Reverse Side)
(For Use by Domestic Corporations)
CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
     The undersigned corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:
     1. The name of the corporation is WHITE’S TRUCKING & SANITARY LANDFILL, INC.
     2. The location of the registered office is

2121 Hill Road	Manistee	,	Michigan	49660

(No. and Street)	(Town or City)			(Zip Code)
     3. The following amendment to the Articles of Incorporation was adopted on the 1st day of November, 1979. (Check one of the following)
☐	by the shareholders in accordance with Section 611 (2), Act [ILLEGIBLE], Public Acts of 1972, as amended. The necessary number of shares as required by statute were voted in favor of the amendment.

☐	by written consent of the shareholders having not less then the minimum number of votes required by statute in accordance with Section 407 (1) and (2), Act [ILLEGIBLE]. Public Acts of 1972, as amended. Written notices to shareholders who have not consented in writing has been given. (Note: Written consent by less then all of the shareholders is permitted only if such provision appears in Articles of Incorporation.)

☑	by written consent of all the shareholders entitled to vote in accordance with Section 407 (3), Act [ILLEGIBLE], Public Acts of 1972, as amended.
     Resolved, that Article I of the Articles of Incorporation be amended to read as follows: (Any article being amended is required to be set forth in its entirety.)
The name of the corporation is WHITE’S SANITARY LANDFILL, INC.

Signed this 1st day of November, 1979

BY	/s/ Annette Harland

(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

ANNETTE HARLAND, President

(Type or Print Name and Title)

[ILLEGIBLE]
MICHIGAN DEPARTMENT OF COMMERCE — CORPORATION AND SECURITIES BUREAU

F I L E D	Date Received

FEB 4 1982	January 19, 1982

Administrator MICHIGAN DEPARTMENT OF COMMERCE Corporation & Securities Bureau
CORPORATION NUMBER 129 - 780
(See Instructions on Reverse Side)
(For Use by Domestic Corporations)
CERTIFICATE OF AMENDMENT TO THE
ARTICLES OF INCORPORATION
     The undersigned corporation executes the following Certificate of Amendment to its Articles of Incorporation pursuant to the provisions of Section 631, Act 284, Public Acts of 1972, as amended:
     1. The name of the corporation is WHITE’S SANITARY LANDFILL, INC.
     2. The location of the registered office is

2121 Hill Road	Manistee	,	Michigan	49660

(No. and Street)	(Town or City)			(Zip Code)
     3. The following amendment to the Articles of Incorporation was adopted on the 3rd day of January, 1982. (Check one of the following)
☐	by the shareholders in accordance with Section 611 (2), Act 284, Public Acts of 1972, as amended. The necessary number of shares as required by statute were voted in favor of the amendment.

☐	by written consent of the shareholders having not less then the minimum number of votes required by statute in accordance with Section 407 (1) and (2), Act 284, Public Acts of 1972, as amended. Written notice to shareholders who have not consented in writing has been given. [Note: Written consent by less then all of the shareholders is permitted only if such provision appears in Articles of Incorporation.)

☑	by written consent of all the shareholders entitled to vote in accordance with Section 407 (3), Act [ILLEGIBLE], Public Acts of 1972, as amended.
     Resolved, that Article I of the Articles of Incorporation be amended to read as follows: (Any article being amended is required to be set forth in its entirety.)
The name of the Corporation is HARLAND’S SANITARY LANDFILL, INC.

Signed this 15th day of January, 1982

BY	/s/ Annette Harland

(Signature of President, Vice-President, Chairperson or Vice-Chairperson)

Annette Harland, Vice-President/Secretary

(Type or Print Name and Title)